Exhibit 10.31

GENERAL INDEMNITY AGREEMENT

THIS AGREEMENT is made by Labor Ready, Inc. of 1016 S. 28th Street, Tacoma, Washington 98409 (hereinafter jointly and severally called Undersigned) and GREAT AMERICAN INSURANCE COMPANY, its Affiliates (including but not limited to American National Fire Insurance Company, American Alliance Insurance Company and Agricultural Insurance Company) 580 Walnut St., Cincinnati, Ohio 45202 (hereinafter called Surety).

WHEREAS, the Undersigned may desire or be required to give or procure surety bonds, undertakings or instruments of  guarantee, and to renew, continue or substitute the same, hereinafter called Bonds, for itself or any present or future wholly or partially owned subsidiary or any subsidiary of a subsidiary of the Undersigned; or joint ventures or partnerships in combination with each other, now in existence or which may hereafter be created or acquired; or for any other entity upon written request of the Undersigned, whether in its own name or as co-adventurer with others; and the Undersigned has a substantial, material and beneficial interest in the obtaining of the Bond(s) or in the Surety's refraining from canceling said Bond(s); and

WHEREAS, at the request of the Undersigned and upon the express understanding that this Agreement should be given, the Surety has executed or procured to be executed, and may from time to time hereafter execute or procure to be executed said Bonds on behalf of the Undersigned and/or any other related business entity.

NOW, THEREFORE, in consideration of the premises the Undersigned, for itself, its successors and assigns, jointly and severally, hereby covenant and agree with the Surety, its successors and assigns, as follows:

1 .	That all the terms, provisions, conditions and agreements herein contained shall be jointly and severally binding and obligatory upon the Undersigned with respect to any such Bond or Bonds heretofore or hereafter executed by the Surety for the Undersigned or its nominee, which Bond or Bonds shall be deemed to have been executed by the Surety at the request, in each instance, of the Undersigned.

2.	To pay or cause to be paid to the Surety upon the execution of each such Bond a premium and to pay or cause to be paid in advance all subsequent premiums until all liability under each such Bond shall have terminated and until the Surety shall have received satisfactory evidence of such termination.

3.	That the Undersigned will perform all the obligations of any such Bond or Bonds and will at all times exonerate, indemnify and keep indernnified the Surety from and against any and all liability, loss, costs, damages, expenses, counsel and attorney's fees, claims, demands, suits, judgments, orders and adjudications that the Surety shall or may for any cause at any time sustain, incur or become subject to by reason of executing any such Bond or Bonds, or by reason of obtaining or seeking to obtain a release therefrom or in enforcing any of the agreements herein contained.

4.	That the Surety is hereby authorized, but not required, to make or consent to any change of any kind whatsoever in any such Bond or Bonds whether given in connection with a contract or otherwise, without notice to or consent by the Undersigned.

5.	That in the event of claim or suit against the Surety on any such Bond or Bonds the Undersigned shall irrunediately place the Surety in current funds sufficient to indemnify the Surety up to the full amount claimed or for which suit is brought.

6.	That in any action brought against the Undersigned alone, the outcome of which might affect the liability of the Surety or in any action in which both the Undersigned and Surety are parties, notwithstanding the fact that the Undersigned may have engaged counsel to represent him/her, them or it (as the case may be) and the Surety, or either of them, the Surety shall have the right to retain its own counsel if in its sole opinion the protection of its interests require it to do so, and the costs, expenses, counsel and attorneys' fees incurred or sustained thereby shall be a liability of the Undersigned hereunder.

7.	That the Surety shall have the right to pay, adjust, settle or compromise any liability, loss, costs, expenses, counsel and attorneys' fees, claims, demands, suits, judgments, orders and adjudications upon or under any such Bond or Bonds and in such event an itemized statement thereof, sworn to by an officer or officers of the Surety, or the voucher or vouchers or other evidence of such payment, adjustment, settlement, or compromise, shall be conclusive evidence of the fact and extent of the liability of the Undersigned hereunder, provided such payment, adjustment, settlement, or compromise shall have been made by the Surety in good faith, believing itself liable therefor, whether liable or not.

8.	That this Agreement shall, in all its terms and agreements be for the benefit of and protect any surety or sureties joining with the Surety in executing any such Bond or Bonds, or executing at the request of the Surety and such Bond or Bonds, as well as any surety or sureties assuming reinsurance thereupon.

9.	The Undersigned will, on request of Surety, procure the discharge of Surety from any Bond(s) and all liability by reason thereof. If such discharge is unattainable, the Undersigned will, if requested by Surety, either deposit collateral with Surety, acceptable to Surety, sufficient to cover all exposure under such Bond(s), or make provision acceptable to Surety for the funding of the bonded obligation(s)

10.	That separate suits may be brought hereunder as causes of action accrue, and the bringing of suit or recovery of judgment upon any cause of action shall not bar the bringing of other suits upon other causes of action whether theretofore or thereafter arising.

11.	That the failure of the Surety to insist upon strict compliance with any of the terms hereof shall not be considered to be a waiver of any such terms, nor shall it harm the rights of the Surety to insist upon strict compliance herewith at any time thereafter whether in connection with the same or any other Bond or Bonds executed in reliance hereon.

12.	That the taking by the Surety from the Undersigned of a specific indemnity agreement or agreements in connection with a Bond or Bonds executed for any Undersigned shall in no way affect the operation of this General Indemnity Agreement as to Bonds theretofore or thereafter executed.

13.	That if any provision of this Agreement shall be contrary to the laws of any State in which the same shall be sought to be enforced, the illegality or unenforceability of any such provision shall not affect the other terms, covenants and conditions hereof, and the same shall be binding upon the Undersigned with the same force and effect as though the illegal or unenforceable provision were not contained herein.

14.	Surety shall have the right to decline to execute any Bond(s).

By executing this agreement you are bound to Surety with respect to all Bonds executed, provided or procured or to be executed, provided or procured by Surety in behalf of any of the Undersigned.

Signed, sealed and dated this 3rd day of November, 2000.

Attest or Witness

Labor Ready, Inc.

By /s/ Ronald L. Junck, Secretary

By /s/ Richard L. King, President